Exhibit 5.1

CARTER LEDYARD & MILBURN LLP

Counselors at Law

2 Wall Street

New York, NY 10005-2072

●

Tel (212) 732-3200

Fax (212) 732-3232

March 17, 2020

WGC USA Asset Management Company, LLC

685 Third Avenue

27th Floor

New York, New York 10017

Re:	Registration Statement on Form S-3 of SPDR® Gold MiniSharesSM Trust, a Series of World Gold Trust

Ladies and Gentlemen:

We have served as counsel to WGC USA Asset Management Company, LLC (the “Sponsor”) in its capacity as sponsor of SPDR® Gold MiniSharesSM Trust (the “Fund”), a series of World Gold Trust (the “Trust”) in connection with the preparation and filing of a Registration Statement on Form S-3, including the prospectus included in Part I of the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”). The Registration Statement relates to the proposed registration under the 1933 Act by the Trust, on behalf of the Fund, of 120,000,000 shares representing units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares”).

We have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Sponsor and other documents as we have deemed necessary as a basis for this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Sponsor. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares and the applicable provisions of the Delaware constitution, and we do not express any opinion concerning any other laws.

Except as otherwise expressly set forth in this letter, our opinions are based solely upon the law and the facts as they exist on the date hereof and we undertake no, and disclaim any, obligation to advise you of any subsequent change in law or facts or circumstances which might affect any matter or opinion set forth herein.

Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, when issued in accordance with the terms of the Trust’s Fourth Amended and Restated Agreement and Declaration of Trust dated as of April 16, 2018 and amended on February 6, 2020 (the “Fund Document”), including receipt by the Fund of the consideration required for the issuance of the Shares, will be duly authorized and validly issued; except as provided in the Fund Document, a purchaser of Shares has no obligation to make further payment for the purchase of its Shares or contributions to the Trust solely by reason of their ownership of Shares.

This opinion letter is furnished by us, as counsel for the Sponsor, solely for your benefit in connection with the issuance of the Shares and may not be used for any other purpose or relied upon by any other person other than you, without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement and the Prospectus.

Very truly yours,

/s/ Carter Ledyard & Milburn LLP

Carter Ledyard & Milburn LLP